Exhibit 15.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-240180, No. 333-224391 and No.333-212406) of HUTCHMED (China) Limited of our report dated February 28, 2024 relating to the financial statements of Shanghai Hutchison Pharmaceuticals Limited, which appears in this Annual Report on Form 20-F of HUTCHMED (China) Limited.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Shanghai, the People’s Republic of China
February 28, 2024